Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

Madison Mosaic Tax-Free Trust
Annual Report dated September 30, 2009

The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

(signature)                                                   (signature)

Katherine L. Frank                                     Greg Hoppe
Chief Executive Officer                               Chief Accounting Officer

Dated this 23rd day of November, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Madison Mosaic Tax-Free Trust and will be retained by Madison Mosaic Tax-Free Trust and furnished to the SEC or its staff upon request.